UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                November 17, 2006
                Date of Report (date of Earliest Event Reported)

                         TELETOUCH COMMUNICATIONS, INC.
               (Exact Name of Company as Specified in its Charter)

            DELAWARE                001-13436              75-2556090
(State or Other Jurisdiction of    (Commission          (I.R.S. Employer
 Incorporation or Organization)     File No.)          Identification No.)

                  5718 Airport Freeway, Fort Worth, Texas 76117
              (Address of principal executive offices and zip code)

                                 (800) 232-3888
                (Company's telephone number, including area code)

                                 Not applicable
          (Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Section 3 - Securities and Trading Markets

     Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

     On November 17, 2006 the American Stock Exchange ("AMEX") Listing Qualifications staff notified the Company that it had determined to initiate delisting proceedings against the Company due to the Company's inability to maintain compliance with certain AMEX continued listing requirements. Specifically, the AMEX staff determined that the Company was not in compliance with Sections 1003(a)(ii) and (a)(iv) of the AMEX Company Guide as well as
Section 134 and 1101 of the same Company Guide. These Sections, in essence, require AMEX-listed companies to comply with the minimum shareholders' equity and currency in public reporting under the Securities Exchange Act of 1934, as amended, continued listing requirements.

     The Company expects to request an oral hearing before an AMEX Qualifications Panel (the "Panel") to appeal the foregoing delisting determination by the AMEX staff, at which hearing the Company intends to present its plan of compliance with the alleged listing deficiencies. The time and place of this hearing has not been set as of the date hereof. Pending the Panel's determination, the Company's securities will remain trading on AMEX. In the event the Panel accepts the Company's plan for compliance to be presented at the hearing, the Company's stock will continue trading on the AMEX for the duration of the compliance period. Otherwise, the Company's securities would be delisted from AMEX immediately following the hearing. In that event, the Company's stock may continue to be listed on the Pink Sheets trading system. The Company may also re-apply for a listing of its securities on the AMEX, Nasdaq or OTC Bulletin Board when it again becomes current in its public reporting. There is no assurance that the Panel will accept the Company's plan of compliance or that, even if such plan is accepted, the Company will be able to implement the plan within the prescribed timeframe.


Section 8 - Other Events

     Item 8.01   Other Events

     On November 24, 2006, the Company issued a press release announcing the foregoing. A copy of this press release is attached as Exhibit 99.1 hereto. The reader is advised to read this press release in its entirety.


Section 9 - Financial Statements and Exhibits

     Item 9.01   Financial Statements and Exhibits

     (c)   Exhibits

     99.1    Press release dated November 24, 2006



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 24, 2006                By: /s/ Thomas A. Hyde, Jr.
                                           -----------------------
                                           Name: Thomas A. Hyde, Jr.
                                           Title: Chief Executive Officer